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                                                                  Exhibit 10.22

                              ANGELICA CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENTS

                                 FIRST AMENDMENT

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         WHEREAS, Angelica Corporation, a Missouri corporation (the "Company")
and Don W. Hubble (the "Optionee"), entered into three separate Non-Qualified Stock Option Agreements: (i) the first, dated the 2nd day of January 1998, pursuant to which the Company granted Optionee the option to purchase up to 100,000 shares of the Company's common stock (the "1998 Option Agreement"), (ii) the second, dated the 30th day of March 1999, pursuant to which the Company granted Optionee the option to purchase up to 25,000 shares of the Company's common stock (the "1999 Option Agreement"), and (iii) the third, dated the 23rd day of May 2000, pursuant to which the Company granted Optionee the option to purchase up to 30,000 shares of the Company's common stock (the "2000 Option Agreement"); and

         WHEREAS, the Company and Optionee have subsequently entered into that certain Employment Agreement, dated as of the 5th day of February, 2003 (the "Employment Agreement"), and have agreed therein, among other things, to extend the expiration date of the stock option granted by the 1998 Option Agreement from January 2, 2005, to January 31, 2006, and to extend the termination dates of the stock options granted by the 1998 Option Agreement, the 1999 Option Agreement and the 2000 Option Agreement to January 31, 2006, and to vest all such unvested stock options, upon the occurrence of certain events set forth in this Amendment.

         NOW, THEREFORE, the Company and the Optionee agree as follows:

         A. With respect to the 1998 Option Agreement, the expiration date of the stock option granted thereunder is hereby extended from January 2, 2005, to January 31, 2006.

         B. With respect to the 1998 Option Agreement, the 1999 Option Agreement and the 2000 Option Agreement, the Company and Optionee agree that in the event that (i) Optionee completes the full Term of the Employment Agreement, (ii) Optionee's Employment Period terminates prior to the completion of the Term of the Employment Agreement pursuant to the Optionee's death or Disability; or
(iii) Optionee's Employment Period is terminated prior to the completion of the Term of the Employment Agreement by Angelica for any reason other than Cause, all unvested stock options granted thereunder as of the date of the first of the above events to occur shall immediately vest and all stock options granted thereunder and held by Optionee on such date shall remain exercisable through January 31, 2006. The terms "Term," "Employment Period," "Disability," and "Cause" as used in this paragraph B shall have the meanings set forth in the Employment Agreement.


         C. The Company and Optionee agree that all other terms and conditions of the 1998 Option Agreement, the 1999 Option Agreement and the 2000 Option Agreement remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this First Amendment in duplicate as of this 5th date of February, 2003.
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ANGELICA CORPORATION


By: /s/ Steven L. Frey
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    Vice President, General Counsel & Secretary


Don W. Hubble

    /s/ Don W. Hubble
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